SHONEY'S, INC.
        Offer to Purchase for Cash and Solicitation of Consents
                           Relating to its
   Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated)
                       CUSIP No. 825039 AC 4


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THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 14,
2000, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF LYONS MUST TENDER THEIR LYONS (AND NOT HAVE WITHDRAWN SUCH LYONS) AND PROVIDE CORRESPONDING CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER AND CONSENT CONSIDERATION.
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                                                                July 18, 2000

To Our Clients:

     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated July 18, 2000
(as it may be supplemented or amended from time to time, the "Statement") and the related Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the "Letter of Transmittal and Consent," and, together with the Statement, the "Offer"), all of its outstanding Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated) (the "LYONs"). Enclosed for your consideration is the Letter of Transmittal and Consent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Statement.

     In conjunction with the Offer, the Company also is soliciting consents (the "Solicitation") from holders of the LYONs (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount at maturity of the outstanding LYONs (the "Consents") to the proposed amendments described in the Statement (the "Proposed Amendments") to the Indenture dated as of April 1, 1989, between the Company and The Bank of New York, as successor to Sovran Bank/Central South, as trustee, pursuant to which the LYONs were issued (the "Indenture"). The Proposed Amendments would remove limitations on the ability of the Company to consolidate with or merge into, or to convey, transfer or lease all or substantially all its assets to, another person.

     This material is being forwarded to you as the beneficial owner of LYONs held by us for your account but not registered in your name. The accompanying Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender LYONs held by us for your account. A tender of such LYONs may be made only by us as the registered Holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver a Consent with respect to the LYONs held by us for your account. If you wish to have us tender your LYONs (and deliver a corresponding Consent) pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the next page.

IMPORTANT: THE LETTER OF TRANSMITTAL AND CONSENT (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY AND CONSENT, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER AND CONSENT CONSIDERATION.



                             INSTRUCTIONS


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Shoney's, Inc. with respect to its Liquid Yield Option Notes Due 2004 (Zero Coupon -
Subordinated).

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT AT MATURITY OF LIQUID YIELD OPTION NOTES DUE 2004 (ZERO COUPON - SUBORDINATED) HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (AND TO DELIVER A CORRESPONDING CONSENT) PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION STATEMENT DATED JULY 18, 2000, AND THE RELATED LETTER OF TRANSMITTAL AND CONSENT.

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                                      Principal Amount at Maturity          Principal Amount at Maturity to be
                                          Held for Account of                Tendered and as to Which Consents
            Type                               Holder(s)                            are to be Given*
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Liquid Yield Option Notes Due 2004
(Zero Coupon - Subordinated) of
Shoney's, Inc.
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*Unless otherwise indicated, the entire principal amount at maturity indicated in the box entitled "Principal
Amount at Maturity Held for Account of Holder(s)" will be tendered (and a Consent with respect thereto) will be given.  A tendering Holder is required to Consent to the Proposed Amendments with respect to all LYONs tendered by such Holder.
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Signature(s):
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Print Name(s):
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Address:
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Zip Code:
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Area Code and
Telephone No.:
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Tax Identification or
Social Security No.:
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My Account Number
with You:
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Date:
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